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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      Electronic Data Systems Corporation
            (Exact name of registrant as specified in its charter)

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
                         Delaware                                               75-2548221
         (State of incorporation or organization)                  (I.R.S. Employer Identification No.)


             5400 Legacy Drive, Plano, Texas                                      75024
         (Address of principal executive offices)                              (Zip Code)
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       Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                       Name of each exchange on which
     to be so registered                        each class is to be registered

     Income PRIDES                              New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

 Securities Act registration statement file number to which this form relates:
                                   333-62442

    Securities to be registered pursuant to Section 12(g) of the Act: None

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

     The description of the Registrant's Income PRIDES (the "Income PRIDES") to be registered hereunder is incorporated herein by reference to the description included under the captions "Description of the FELINE PRIDES," "Description of the Purchase Contracts," "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement" and "Description of the Notes" in the Prospectus Supplement, dated June 20, 2001, to the Prospectus dated June 13, 2001, included as a part of the Registration Statement on Form S-3 of Electronic Data Systems Corporation (Registration No. 333-62442) (as the same may be amended from time to time, the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Income PRIDES shall be deemed to be incorporated herein by reference.


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Item 2. Exhibits.

1. Registration Statement on Form S-3 (Registration No. 333-62442) filed with the Securities and Exchange Commission on June 6, 2001 by Electronic Data Systems Corporation, as amended, is incorporated herein by reference.

2. Indenture used in connection with the issuance of the Notes which are a component of the Income PRIDES (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-3 of Electronic Data Systems Corporation (Registration No. 333-10145)).

3. Second Supplemental Indenture used in connection with the issuance of the Notes which are a component of the Income PRIDES (incorporated herein by reference to Exhibit 4.1 to Electronic Data Systems Corporation's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 29, 2001).

4. Form of Note (incorporated herein by reference to Exhibit 4.2 to Electronic Data Systems Corporation's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 29, 2001).

5. Purchase Contract Agreement between Electronic Data Systems Corporation and The Chase Manhattan Bank, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.3 to Electronic Data Systems Corporation's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 29, 2001).

6.   Form of Income PRIDES Certificate (incorporated herein by reference to
     Exhibit 4.4 to Electronic Data Systems Corporation's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 29, 2001).

7. Pledge Agreement among Electronic Data Systems Corporation, First Union Trust Company, N.A., as Collateral Agent, and The Chase Manhattan Bank, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.5 to Electronic Data Systems Corporation's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 29, 2001).

8. Remarketing Agreement among Electronic Data Systems Corporation, The Chase Manhattan Bank, as Purchase Contract Agent, and Merrill Lynch & Co., Merrill Lynch Pierce, Fenner & Smith Incorporated, as Remarketing Agent (incorporated by reference to Exhibit 4.6 to Electronic Data Systems Corporation's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 29, 2001).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 29, 2001
                                             ELECTRONIC DATA SYSTEMS CORPORATION

                                             By: /s/ D. Gilbert Friedlander
                                             Name: D. Gilbert Friedlander
                                             Title: Senior Vice President

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